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                                                                      EXHIBIT 11

            Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)

                                             Three Months Ended       Nine Months Ended
                                                 September 30,         September 30,
                                             -------------------     ---------------------
                                               1996       1995         1996        1995
                                               ----       ----         ----        ----
                                                    (Unaudited)           (Unaudited)
Net earnings (loss)                          $    280    $ (1,211)   $    646    $ (3,100)
                                             --------    --------    --------    --------

Primary shares:
         Weighted average number of
         common stares outstanding             17,272      15,500      16,959      15,500

         Additional shares issuable from
         assumed exercise of options            1,662        --         1,546        --
                                             --------    --------    --------    --------
                                               18,934      15,500      18,505      15,500
                                             --------    --------    --------    --------

Earnings (loss) per common share
and common share equivalent                  $   0.01    $  (0.08)   $   0.03    $  (0.20)
                                             --------    --------    --------    --------

Fully diluted shares:
         Weighted average number of
         common shares outstanding             17,272      15,500      16,959      15,500

         Additional shares issuable from
         assumed exercise of options            1,730        --         1,730        --
                                             --------    --------    --------    --------
                                               19,002      15,500      18,689      15,500
                                             --------    --------    --------    --------

Earnings (loss) per common share
and common share equivalent                  $   0.01    $  (0.08)   $   0.03    $  (0.20)
                                             --------    --------    --------    --------


Note (1): Since stock options are antidilutive to the loss per common share calculations, they are not considered in such calculations.


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